Compression Segment Runtime Economics

REGENCY ENERGY PARTNERS

MCF	✖	Dollars/MCF	✖	Days/Month	=	Revenue ($/Month)
10,000		$6.00		30.4		$1,824,000

Effect on customer's monthly revenue due to variation of runtime percentages[1]

Runtime	% below CDM	Customer's Lost Monthly Revenue	Annualized
99.5%	0.0%	$0	$0
96.0%	3.5%	$63,840	$766,080
95.0%	4.5%	$82,080	$984,960
94.0%	5.5%	$100,320	$1,203,840
93.0%	6.5%	$118,560	$1,422,720
92.0%	7.5%	$136,800	$1,641,600
91.0%	8.5%	$155,040	$1,860,480
90.0%	9.5%	$173,280	$2,079,360

CDM Average (2006 - 2009)

CDM's increased runtime drives customer profitability[1]

1 Example: standard CDM 3606 Caterpillar/Ariel 1775 HP 3 stage configuration; assumes all other variables remain constant

2 CDM definition of runtime/mechanical availability includes all maintenance and overhauls and begins from the time the unit shuts down, not when operator shows up on site